UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
December 16, 2020

GTT Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place
Suite 1450
McLean	Virginia	22102
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	GTT	The New York Stock Exchange
Series A Junior Participating Cumulative Preferred Stock Purchase Rights
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 22, 2020, GTT Communications, Inc. (the “Company”) entered into a commitment letter (the “Commitment Letter”) with certain funds and financial institutions (the “Commitment Parties”) that are (i) lenders or the affiliates of lenders under that certain Credit Agreement, dated as of May 31, 2018, by and among the Company and GTT Communications B.V. (“GTT B.V.”), as borrowers, KeyBank National Association, as administrative agent and letter of credit issuer, and the lenders and other financial institutions party thereto from time to time (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”) and (ii) holders or the affiliates of holders of the Company’s outstanding 7.875% Senior Notes due 2024 (the “Notes”) issued under that certain Indenture, dated as of December 22, 2016 (as amended, supplemented or otherwise modified, the “Indenture”), by and between the Company, as successor by merger to GTT Escrow Corporation, and Wilmington Trust, National Association, as Trustee. Pursuant to the Commitment Letter and subject to the terms and conditions set forth therein, the Commitment Parties have committed to provide the Company with a priming term loan facility consisting of initial and delayed draw term loans in a principal amount of up to $275,000,000 (the “New Term Loan Facility”). Delaware Trust Company will act as administrative agent and collateral agent in respect of the New Term Loan Facility. The initial draw under the New Term Loan Facility will be $100,000,000, with a subsequent draw of $175,000,000 subject to the satisfaction of certain specified delayed draw conditions. The New Term Loan Facility will be syndicated after closing.

The closing of the New Term Loan Facility is contingent on the satisfaction of a number of conditions, including the (i) entry into definitive loan documentation for the New Term Loan Facility that is acceptable to the parties, (ii) the entry into an amendment to the Credit Agreement that, among other things, permits the New Term Loan Facility and the internal reorganization necessary to consummate the pending infrastructure sale transaction announced by the Company on October 16, 2020 (the “Sale Transaction”), (iii) the entry into a forbearance agreement with holders of a majority of the outstanding principal amount of the Notes that provides, subject to the terms thereof, that such holders will forbear from exercising remedies for the defaults under the Indenture that are the subject of the Forbearance Agreement, dated as of October 28, 2020, as amended, by and among the Company, the guarantors party thereto and each of the beneficial owners (or nominees, investment managers, advisors or subadvisors for the beneficial owners) of Notes party thereto, until March 31, 2021, (iv) the entry into a forbearance agreement with lenders holding a majority of the outstanding loans and revolving commitments under the Credit Agreement and a majority of the revolving commitments under the Credit Agreement that provides, subject to the terms thereof, that such lenders will forbear from exercising remedies for the defaults under the Credit Agreement that are the subject of the Forbearance Agreement, dated as of October 28, 2020, as amended, by and among the Company, GTT B.V., the guarantors party thereto, each of the lenders party thereto and KeyBank National Association, as administrative agent and letter of credit issuer, until March 31, 2021, and (v) certain other customary conditions. The commitments under the Commitment Letter will be available to the Company until December 28, 2020.

The proceeds of the New Term Loan Facility will be used to meet the Company’s liquidity needs, for working capital and funds for other general corporate purposes and the payment of fees and expenses in connection with the New Term Loan Facility, the other agreements entered into in connection with the New Term Loan Facility and the Sale Transaction.

Maturity: The New Term Loan Facility will mature on the earlier of (i) the consummation of the Sale Transaction and (ii) December 31, 2021. However, if the sale and purchase agreement for the Sale Transaction is terminated, the New Term Loan Facility will mature 60 days after such termination, unless the Company enters into a replacement infrastructure sale agreement that is reasonably satisfactory to lenders holding a majority of the loans and commitments under the New Term Loan Facility (“Required Lenders”) with a substitute buyer that is effective within 45 days after the date of such termination (or Required Lenders agree to amend this springing maturity provision).

Borrower, Guarantees and Security: The borrower under the New Term Loan Facility will be GTT B.V., and the New Term Loan Facility will be guaranteed by the Company and each of the current guarantors of the term loans borrowed by GTT B.V. under the Credit Agreement (the “Existing EMEA Term Loans”). GTT B.V. and the guarantors will grant liens on all of their assets that are collateral for the Existing EMEA Term Loans, which liens will rank senior to the liens securing the borrowers’ obligations under the Credit Agreement pursuant to the terms of an intercreditor agreement between the administrative agent under the Credit Agreement and the administrative agent for the New Term Loan Facility.

Interest and Fees: At the Company’s election, loans outstanding under the New Term Loan Facility may be borrowed as either Base Rate Loans or Eurocurrency Loans. Loans outstanding under the New Term Loan Facility will accrue interest at (a) the Base Rate plus 4.00% per annum, subject to a 2.00% Base Rate floor, or the Adjusted Eurocurrency Rate plus 5.00% per annum, subject to a 1.00% Adjusted Eurocurrency Rate floor, in each case, payable in cash, plus (b) 2.50% per annum payable in-kind. The Company will also pay (i) a cash fee to the Commitment Parties at closing of the New Term Loan Facility equal to 8.50% of the total commitment, (ii) a cash fee to the New Term Loan Facility lenders upon repayment of the New Term Loan Facility equal to 3.00% of the outstanding loans, subject to certain exceptions and (iii) if any loans outstanding under the New Term Loan Facility are repaid at any time prior to their stated maturity, all interest that would have accrued on such loans through the stated maturity date. The Company will also pay the fees and expenses of the advisors of the Commitment Parties in connection with the entry into the New Term Loan Facility.

Covenants and Delayed Draw Conditions: The New Term Loan Facility will contain certain covenants that, among other things, will require the Company to maintain certain specified levels of cash and cash equivalents and prohibit the sum of the Company’s cash and cash equivalents and unfunded delayed draw term commitments under the New Term Loan Facility to be less than $60 million. The New Term Loan Facility will also require the Company to provide certain updates to the New Term Loan Facility lenders that have agreed to receive certain confidential information and use commercially reasonable efforts to facilitate certain discussions between advisors to the New Term Loan Facility lenders and the buyer in the Sale Transaction. In addition, it is anticipated that the Company will be required to add additional members to its board of directors. The New Term Loan Facility will also include a delayed draw condition that the Company will provide a plan with respect to tax strategy and implementation of a balance sheet recapitalization that is reasonably acceptable to certain ad hoc groups of lenders no later than January 31, 2021. The Company will be required to use commercially reasonable efforts to obtain within 30 days of the closing of the New Term Loan Facility, a public rating from S&P, Moody’s and Fitch and use commercially reasonable efforts to maintain such ratings (but not a specific rating level).

Prepayments: The Company may prepay loans under the Credit Agreement at any time, subject to certain notice requirements, premiums and breakage costs. The New Term Loan Facility will be subject to certain customary mandatory prepayments, which will be similar to those required by the Credit Agreement with modifications customary for priming term loan facilities.

The New Term Loan Facility will also contain customary financial and operating covenants, including covenants restricting the incurrence of debt, imposition of liens, the payment of dividends and entering into affiliate transactions. The New Term Loan Facility will also contain customary events of default, including among others, nonpayment of principal or interest, material inaccuracy of representations and failure to comply with covenants. If a bankruptcy event of default occurs, the entire outstanding balance under the New Term Loan Facility will become immediately due and payable. If any other event of default occurs and is continuing under the New Term Loan Facility, the administrative agent, in its own discretion or at the direction of Required Lenders, will be able to declare the entire outstanding balance under the New Term Loan Facility to become immediately due and payable.

Several of the lenders under the New Term Loan Facility and their affiliates may have various relationships with the Company and its subsidiaries involving the provision of financial services, such as investment banking, commercial banking, advisory, cash management, custody and corporate credit card services and interest rate hedging for which they receive customary fees.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On December 16, 2020, the Board of Directors (the “Board”) of the Company concluded that the Company’s previously issued consolidated financial statements as of and for the years ended December 31, 2019, 2018 and 2017, each of the quarters during the years ended December 31, 2019 and 2018, and the quarter ended March 31, 2020 (the “Non-Reliance Periods”) should no longer be relied upon. The Board also determined that the Company’s disclosures related to such financial statements and related communications issued by or on behalf of the Company with respect to the Non-Reliance Periods, including management’s assessment of internal control over financial reporting and evaluation of disclosure controls and procedures, should no longer be relied upon. The Board’s determinations were made upon the recommendation of the Audit Committee of the Board (the “Audit Committee”), after consultation with management of the Company.

As previously disclosed, in the course of closing the Company’s books for the quarter ended June 30, 2020, the Company identified certain issues related to the recording and reporting of Cost of Telecommunications Services and related internal controls. The Company’s management and the Audit Committee, with assistance from outside counsel and consultants, commenced a review (the “Review”) with respect to these issues and assessing the effect, if any, on the Company’s financial statements for the quarter ended June 30, 2020 and previously issued financial statements, as well as whether there are any material weaknesses in the Company’s internal control over financial reporting.

The Review has been examining the accounting for Cost of Telecommunications Services and certain other line items in the Company’s previously issued financial statements. At this time, the Review has identified a number of errors in connection with the Company’s previously issued financial statements, including: (1) errors in accounting for Cost of Telecommunications Services during the years ended December 31, 2019, 2018 and 2017, and the quarter ended March 31, 2020 including (a) errors resulting from the Company’s failure to utilize a comprehensive process to record and account for Cost of Telecommunications Services in the proper periods; (b) adjustments made without adequate support during the year ended December 31, 2019 and the quarter ended March 31, 2020 that had the effect of removing expenses from the Company’s consolidated statement of operations at quarter-end and then recognizing certain of those expenses as Cost of Telecommunications Services in subsequent quarters; and (c) failures during the years ended December 31, 2018 and 2017 to recognize certain expenses as Cost of Telecommunications Services on the Company’s consolidated statement of operations by recording such expenses to goodwill and thereby attributing such expenses to pre-acquisition accruals, without adequate support, for companies that had been acquired; (2) failures to recognize sufficient bad debt expense during the year ended December 31, 2019, and the overstatement of bad debt expense for the quarter ended March 31, 2020; and (3) overstatement of the reserve for credits to be issued to customers as of December 31, 2017 and understatements of the reserve for credits to be issued to customers as of December 31, 2019 and 2018, and March 31, 2020, which affected the timing of reductions to Revenue.

Based on the results of the Review to date, the Company’s current preliminary estimates of the approximate ranges of aggregate decreases in Operating Income (and equivalent increases in Loss Before Income Taxes) due to the errors discovered to date are as follows:

(i)     $3 million to $5 million for the year ended December 31, 2017;
(ii)    $25 million to $39 million for the year ended December 31, 2018;
(iii)    $17 million to $30 million for the year ended December 31, 2019; and
(iv)    $4 million to $8 million for the quarter ended March 31, 2020.
The Company has not yet finalized its quantification of the impact on financial results for the fiscal periods described above, nor has it finalized its quantification of the impact on financial results for individual fiscal quarters within the Non-Reliance Periods.

The Company intends to file restated consolidated financial statements for the Non-Reliance Periods as soon as practicable. However, the Company cannot predict with certainty when its prior period restated financial statements, or its delayed Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2020 (the “Q2 Form 10-Q”) and September 30, 2020 (the “Q3 Form 10-Q”), will be completed. As previously disclosed in the Company’s Current Report on Form 8-K filed on August 19, 2020, the Company is not currently in compliance with the timely filing criteria set forth in Section 802.01E of the New York Stock Exchange (the “NYSE”) Listed Company Manual. The Company does not expect to regain compliance with the NYSE’s continued listing requirements before February 17, 2021, the NYSE’s current deadline. The NYSE may grant, in its sole discretion, an extension of up to six additional months for the Company to regain compliance, and the Company intends to request such an extension.

The Review is continuing and there is no assurance that additional items will not be identified. Among other things, the Review is examining the accounting for certain intercompany transactions recorded during the years ended December 31, 2019, 2018, 2017 and 2016, and each of the quarters during the years ended December 31, 2019, 2018, 2017 and 2016. In addition, as part of the restatement process, the Company expects to continue to assess the matters identified above and any other potential items for correction as needed. Any correcting entries from such work could result in incremental changes in Operating Income and Loss Before Income Taxes.

The Company is also evaluating the impact of the identified errors on its internal control over financial reporting and disclosure controls and procedures. The Company expects to report material weaknesses in internal control over financial reporting and report that its disclosure controls and procedures were ineffective. The Company continues to evaluate and implement remedial measures to address such material weaknesses.

The Company’s management and Audit Committee have discussed the matters disclosed in this Item 4.02(a) with CohnReznick LLP, the Company’s independent registered public accounting firm (the “Independent Auditor”).

Item 7.01. Regulation FD Disclosure.

On December 22, 2020, the Company issued a press release announcing the Company’s entry into the Commitment Letter and the Board’s non-reliance determination. A copy of the press release is attached hereto as Exhibit 99.1.

This Item 7.01 and Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for any purpose. This Item 7.01 and Exhibit 99.1 hereto shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to this Item 7.01 in such filing.

Disclosures About Forward-Looking Statements

This Current Report on Form 8-K (this “Form 8-K”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. The above statements regarding the expected terms of the New Term Loan Facility, the continuing Review, the errors related to the accounting for Cost of Telecommunications Services, bad debt expense and credits issued to customers, the examination of certain intercompany transactions, and the reassessment of the Company’s internal control over financial reporting and disclosure controls and procedures as well as the effect, if any, on the Company’s unissued and previously issued financial statements, the anticipated timing of completing the Q2 Form 10-Q, the Q3 Form 10-Q and restated financial statements for the Non-Reliance Periods, the Company’s intention to make a request to the NYSE regarding an extension of time to regain compliance with continued listing criteria and the anticipated ranges of adjustments to the Company’s previously issued financial statements constitute forward-looking statements that are based on the Company’s current expectations. The actual impact, amounts and accounting treatment of the errors identified in this Form 8-K will be finalized after the Company’s management and Audit Committee complete the Review and the Independent Auditor completes its review and audit processes.

Because these forward-looking statements involve risks and uncertainties, there are important factors, many of which are outside of the Company’s control, that could cause the Company’s actual results, as well as the Company’s expectations regarding materiality or significance, the quantitative effects of the accounting treatment, and the timing of completing the Q2 Form 10-Q, the Q3 Form 10-Q and restated financial statements for the Non-Reliance Periods, to differ materially from those in the forward-looking statements. These factors include, but are not limited to, the effects on the Company’s business and clients of general economic and financial market conditions, as well as the following: (i) the Company may fail to satisfy certain covenants relating to financial statement delivery obligations and representations regarding the Company’s financial statements contained in its financing agreements without obtaining an amendment and/or waiver thereof, which may result in (A) events of default under the Indenture and Credit Agreement, (B) if the Company is unable to obtain further agreements from creditors with respect to forbearing from exercising remedies, the acceleration of the Notes and the Company’s obligations under the Credit Agreement, and (C) the Company being unable to satisfy its obligations thereunder; (ii) the completion of the Review and the completion and filing of the Q2 Form 10-Q, the Q3 Form 10-Q, other future periodic filings and restated financial statements for the Non-Reliance Periods may take longer than expected as a result of the timing or findings of the Review or the Independent Auditor’s review process; (iii) the Company does not expect to be able to regain compliance with the New York Stock Exchange’s continued listing requirements relating to the timely filing of its periodic filings before February 17, 2021 and may not receive a further extension for the Company to regain compliance; (iv) the conditions to funding set forth in the Commitment Letter and related credit agreement, including certain consents from revolving lenders, term lenders and noteholders that have not currently been obtained, may not be satisfied and the funding may not be obtained, and existing cash balances and funds generated from operations may not be sufficient to finance the Company’s operations and meet its cash requirements; (v) the Company is subject to risks associated with the actions of network providers and a concentrated number of vendors and clients; (vi) the Company could be subject to cyber-attacks and other security breaches; (vii) the Company’s network could suffer serious disruption if certain locations experience damage or as the Company adds features and updates its network; (viii) the Company is subject to risks associated with purchase commitments to vendors for longer terms or in excess of the volumes committed by the Company’s underlying clients, or sales commitments to clients that extend beyond the Company’s commitments from its underlying suppliers; (ix) the Company may be unable to establish and maintain peering relationships with other providers or agreements with carrier neutral data center operators; (x) the Company’s business, results of operation and financial condition are subject to the impacts of the COVID-19 pandemic and related market and economic conditions; (xi) the Company may be affected by information systems that do not perform as expected or by consolidation, competition, regulation, or a downturn in the Company’s industry; (xii) the Company may be liable for the material that content providers distribute over its network; (xiii) the Company has generated net losses historically and may continue to do so; (xiv) the Company may fail to successfully integrate any future acquisitions or to efficiently manage its growth; (xv) the Company may be unable to retain or hire key employees; (xvi) the Company recently announced management changes; (xvii) the Company is subject to risks relating to the international operations of its business; (xviii) the Company may be affected by future increased levels of taxation; (xix) the Company has substantial indebtedness, which could prevent it from fulfilling its obligations under its debt agreements or subject the Company to interest rate risk; (xx) the Company sellers and the buyer of the Company’s business of providing Pan-European, North American, sub-sea and trans-Atlantic fiber network and data center infrastructure services to customers may be unable to obtain the necessary approvals for the Sale Transaction or the related reorganization (the “Reorganization”) from governmental authorities in a timely manner, on terms acceptable to the sellers and the buyer, or at all; (xxi) the Company may be unable to obtain from its lenders or noteholders further forbearances, waivers, consents, releases or other agreements that may be necessary to prevent a default under the Credit Agreement or Indenture that may be necessary to satisfy the conditions to the closing of the Sale Transaction, either on terms acceptable to the Company or at all, in which case the sale and purchase agreement for the Sale Transaction would terminate unless the buyer provides a waiver; (xxii) the Company may not be able to obtain the consent of certain parties to contracts with the sellers and their subsidiaries that will be necessary to fully implement the Sale Transaction or the Reorganization, on terms acceptable to the Company or at all; (xxiii) the buyer may be unable to obtain financing sufficient to enable it to consummate the Sale Transaction as required at the closing under the sale and purchase agreement for the Sale

Transaction; (xxiv) the potential failure to satisfy other closing conditions under the sale and purchase agreement for the Sale Transaction which may result in the Sale Transaction not being consummated; (xxv) the potential failure of the Company to realize anticipated benefits of the Sale Transaction; (xxvi) risks from relying on the buyer for various critical transaction services and network services for an extended period under the transition services agreement and the master services agreement contemplated by the sale and purchase agreement for the Sale Transaction; (xxvii) the potential impact of announcement or consummation of the Reorganization and the Sale Transaction on relationships with third parties, including customers, employees and competitors; (xxviii) the ability to attract new customers and retain existing customers in the manner anticipated; and (xxix) the Company’s internal control over financial reporting may be inadequate or have weaknesses of which the Company is not currently aware or which have not been detected, and which, among other things, could impact the Company’s ability to appropriately provide for the purchase price adjustment mechanisms in the sale and purchase agreement for the Sale Transaction. The foregoing list of factors is not exhaustive. The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. For a discussion of a variety of risk factors affecting the Company’s business and prospects, see “Risk Factors” in the Company’s annual and quarterly reports filed with the SEC including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which have been filed with the SEC and are available on the Company’s website (www.gtt.net) and on the SEC’s website (www.sec.gov).

Item 9.01	Financial Statements and Exhibits
(d)      Exhibits
The following exhibit is filed as part of this report:

Number	Description

99.1	Press Release issued by GTT Communications, Inc. dated December 22, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 22, 2020

GTT Communications, Inc.

		By:	/s/ Donna Granato
Donna Granato
Interim Chief Financial Officer